Exhibit 4.4

SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 4, 2014, among Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of November 16, 2010 (as amended through the date hereof, the “Indenture”), pursuant to which the Company issued $300,000,000 aggregate principal amount of 8.375% Senior Subordinated Notes due 2020 (the “Notes”), all of which are outstanding as of the date hereof prior to giving effect to the repurchase of the Notes on the date hereof pursuant to the Tender Offer (as defined below);

WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes (the “Tender Offer”) and requested that Holders of the Notes deliver their consents (the “Consents”) to eliminate substantially all of the restrictive covenants and modify or eliminate certain events of default contained in the Indenture pursuant to the Offer to Purchase and Solicitation of Consents, dated November 19, 2014, and the related Letter of Transmittal and Consent;

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture, the Notes and the Subsidiary Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes voting as a single class (including consents obtained in connection with a tender offer, or exchange offer for, or purchase of, Notes);

WHEREAS, Holders of at least a majority in aggregate principal amount of the Notes outstanding (determined as provided for by the Indenture) have duly consented to the proposed amendments set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture and all other conditions precedent provided under the Indenture to permit the Company, the Guarantors and the Trustee to enter into this Supplemental Indenture have been satisfied; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS.

(a) Amendment of Article 3. Section 3.01 and the first paragraph of Section 3.03 of the Indenture are hereby amended to modify minimum notice periods by deleting “at least 30 days” and replacing it with “at least 20 days.”

(b) Amendment of Article 4. The Indenture is hereby amended by deleting the following Sections of Article 4 of the Indenture and all references thereto: 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18, in each case in its entirety, and replacing each such Section with the following: “Intentionally omitted.”

(c) Amendment of Article 5. The Indenture is hereby amended by (A) deleting the semi-colon and replacing it with “and” immediately preceding the phrase “(ii) any Successor Company” in the first sentence of Section 5.01 of the Indenture, and deleting the word “and” and replacing it with a period at the end of clause (ii), (B) deleting clause (iii) and clause (iv) of the first sentence of Section 5.01 of the Indenture, in each case in its entirety and (C) deleting the second sentence of Section 5.01 of the Indenture.

(d) Amendment of Article 6. The Indenture is hereby amended by deleting subsections (a) through (g) of Section 6.01, together with any references to the subsections of Section 6.01 in the Indenture that, as provided below, are being replaced with the words “intentionally omitted,” and replacing such subsections of Section 6.01 with the following:

“An “Event of Default” occurs if:

(a) the Company defaults in the payment when due of interest on, or Special Interest, if any, with respect to, the Notes and such default continues for a period of 30 days, whether or not such payment shall be prohibited by Article 10 hereof;

(b) the Company defaults in the payment when due of principal of, or premium, if any, on, the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, whether or not such payment shall be prohibited by Article 10 hereof;

(c) the Company fails to comply with any of the provisions of Section 5.01 hereof;

(d) intentionally omitted;

(e) intentionally omitted;

(f) intentionally omitted;

(g) intentionally omitted;

(e) Amendment of Notes. Subject to Section 3 hereof, any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture as amended by this Supplemental Indenture shall also be amended so as to be consistent with the amendments made by this Supplemental Indenture.

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(f) Amendment of Definitions. Subject to Section 3 hereof, any defined terms present in the Indenture, the Notes or the Subsidiary Guarantees but no longer used as a result of the amendments made by this Supplemental Indenture are hereby eliminated in the Indenture. The definition of any defined term used in the Indenture, the Notes or the Subsidiary Guarantees where such definition is set forth in any of the sections or subsections of the Indenture that are eliminated by this Supplemental Indenture and the term it defines is still used in the Indenture, the Notes or the Subsidiary Guarantees after the amendments hereby become operative shall be deemed to become part of, and defined in, Section 1.01 of the Indenture. Such defined terms are to be in alphanumeric order within Section 1.01 of the Indenture.

3. EFFECT OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall be effective and binding immediately upon its execution by the Company, the Guarantors and the Trustee, and thereupon this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note and Subsidiary Guarantee heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

4. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to, and in implementation of, the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

5. TRUST INDENTURE ACT CONTROLS. If any provision of the Indenture, as amended by this Supplemental Indenture, limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

6. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees, the Indenture, as amended by this Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

7. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

8. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

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9. SEVERABILITY. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10. COUNTERPARTS. This Supplemental Indenture may be executed in two or more separate counterparts. Each executed counterpart shall be an original, but all of them together represent the same agreement.

11. HEADINGS. The Headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

12. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ Keith R. Style
	Name:	Keith R. Style
	Title:	Senior Vice President and Chief
Financial Officer

EACH GUARANTOR LISTED ON ANNEX I HERETO

By:	/s/ Keith R. Style
	Name:	Keith R. Style
	Title:	Chief Financial Officer

[Signature Page to 2020 Notes Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

[Signature Page to 2020 Notes Supplemental Indenture]

ANNEX I

AF Motors, L.L.C.

ANL, L.P.

Arkansas Automotive Services, L.L.C.

Asbury AR Niss L.L.C.

Asbury Atlanta AC L.L.C.

Asbury Atlanta AU L.L.C.

Asbury Atlanta BM L.L.C.

Asbury Atlanta Chevrolet L.L.C.

Asbury Atlanta Hon L.L.C.

Asbury Atlanta Hund L.L.C.

Asbury Atlanta Inf L.L.C.

Asbury Atlanta Infiniti L.L.C.

Asbury Atlanta Jaguar L.L.C.

Asbury Atlanta K L.L.C.

Asbury Atlanta Lex L.L.C.

Asbury Atlanta Nis L.L.C.

Asbury Atlanta Toy L.L.C.

Asbury Atlanta Toy 2 L.L.C.

Asbury Atlanta VB L.L.C.

Asbury Atlanta VL L.L.C.

Asbury Automotive Arkansas Dealership Holdings L.L.C.

Asbury Automotive Arkansas L.L.C.

ASBURY AUTOMOTIVE ATLANTA II L.L.C.

Asbury Automotive Atlanta L.L.C.

Asbury Automotive Brandon, L.P.

Asbury Automotive Central Florida, L.L.C.

Asbury Automotive Deland, L.L.C.

Asbury Automotive Fresno L.L.C.

Asbury Automotive Group L.L.C.

Asbury Automotive Jacksonville GP L.L.C.

Asbury Automotive Jacksonville, L.P.

Asbury Automotive Management L.L.C.

Asbury Automotive Mississippi L.L.C.

Asbury Automotive North Carolina Dealership Holdings L.L.C.

Asbury Automotive North Carolina L.L.C.

Asbury Automotive North Carolina Management L.L.C.

Asbury Automotive North Carolina Real Estate Holdings L.L.C.

Asbury Automotive Oregon L.L.C.

Asbury Automotive Southern California L.L.C.

ASBURY AUTOMOTIVE ST. LOUIS II L.L.C.

Asbury Automotive St. Louis, L.L.C.

Asbury Automotive Tampa GP L.L.C.

Asbury Automotive Tampa, L.P.

Asbury Automotive Texas L.L.C.

ASBURY AUTOMOTIVE TEXAS REAL ESTATE HOLDINGS L.L.C.

Asbury CH Motors L.L.C.

Asbury Deland Imports 2, L.L.C.

Asbury Fresno Imports L.L.C.

Asbury Jax AC, LLC

Asbury Jax Holdings, L.P.

Asbury Jax Hon L.L.C.

Asbury Jax K L.L.C.

Asbury Jax Management L.L.C.

Asbury Jax VW L.L.C.

ASBURY MS CHEV L.L.C.

Asbury MS Gray-Daniels L.L.C.

Asbury No Cal Niss L.L.C.

Asbury Sacramento Imports L.L.C.

Asbury SC JPV L.L.C.

Asbury SC LEX L.L.C.

Asbury SC TOY L.L.C.

ASBURY SO CAL DC L.L.C.

ASBURY SO CAL HON L.L.C.

Asbury So Cal Niss L.L.C.

Asbury South Carolina Real Estate Holdings L.L.C.

Asbury St. Louis Cadillac L.L.C.

ASBURY ST. LOUIS FSKR, L.L.C.

Asbury St. Louis Lex L.L.C.

Asbury St. Louis LR L.L.C.

Asbury St. Louis M L.L.C.

Asbury Tampa Management L.L.C.

ASBURY TEXAS D FSKR, L.L.C.

ASBURY TEXAS H FSKR, L.L.C.

Asbury-Deland Imports, L.L.C.

Atlanta Real Estate Holdings L.L.C.

Avenues Motors, Ltd.

Bayway Financial Services, L.P.

BFP Motors L.L.C.

C&O PROPERTIES, LTD.

Camco Finance II L.L.C.

CFP Motors L.L.C.

CH Motors L.L.C.

CHO Partnership, LTD.

CK Chevrolet LLC

CK Motors LLC

CN Motors L.L.C.

Coggin Automotive Corp.

Coggin Cars L.L.C.

Coggin Chevrolet L.L.C.

Coggin Management, L.P.

CP-GMC Motors L.L.C.

Crown Acura/Nissan, LLC

Crown CHH L.L.C.

Crown CHO L.L.C.

Crown CHV L.L.C.

Crown FDO L.L.C.

Crown FFO Holdings L.L.C.

Crown FFO L.L.C.

Crown GAC L.L.C.

Crown GBM L.L.C.

Crown GCA L.L.C.

Crown GDO L.L.C.

Crown GHO L.L.C.

Crown GNI L.L.C.

Crown GPG L.L.C.

Crown GVO L.L.C.

Crown Honda, LLC

Crown Motorcar Company L.L.C.

CROWN PBM L.L.C.

Crown RIA L.L.C.

Crown RIB L.L.C.

Crown SJC L.L.C.

Crown SNI L.L.C.

CSA Imports L.L.C.

ESCUDE-NN L.L.C.

ESCUDE-NS L.L.C.

ESCUDE-T L.L.C.

Florida Automotive Services L.L.C.

HFP Motors L.L.C.

JC Dealer Systems, LLC

KP Motors L.L.C.

McDAVID AUSTIN-ACRA, L.L.C.

MCDAVID FRISCO-HON, L.L.C.

MCDAVID GRANDE, L.L.C.

MCDAVID HOUSTON-HON, L.L.C.

McDAVID HOUSTON-NISS, L.L.C.

McDAVID IRVING-HON, L.L.C.

McDAVID OUTFITTERS, L.L.C.

MCDAVID PLANO-ACRA, L.L.C.

Mid-Atlantic Automotive Services, L.L.C.

Mississippi Automotive Services, L.L.C.

Missouri Automotive Services, L.L.C.

NP FLM L.L.C.

NP MZD L.L.C.

NP VKW L.L.C.

PLANO LINCOLN-MERCURY, INC.

Precision Computer Services, Inc.

PRECISION ENTERPRISES TAMPA, INC.

Precision Infiniti, Inc.

PRECISION MOTORCARS, INC.

Precision Nissan, Inc.

Premier NSN L.L.C.

Premier Pon L.L.C.

Prestige Bay L.L.C.

Prestige TOY L.L.C.

Q Automotive Brandon FL, LLC

Q Automotive Group L.L.C.

Q Automotive Jacksonville FL, LLC

Southern Atlantic Automotive Services, L.L.C.

Tampa Hund, L.P.

Tampa Kia, L.P.

Tampa LM, L.P.

Tampa Mit, L.P.

Texas Automotive Services, L.L.C.

Thomason Auto Credit Northwest, Inc.

Thomason Dam L.L.C.

Thomason Frd L.L.C.

Thomason Hund L.L.C.

Thomason Pontiac-GMC L.L.C.

WMZ Motors, L.P.

WTY Motors, L.P.